Exhibit 10.2

ENERGY PARTNERS, LTD.

STOCK AND DEFERRAL PLAN FOR

NON-EMPLOYEE DIRECTORS

Second Amended and Restated Plan Effective as of November 6, 2009

ENERGY PARTNERS, LTD.

STOCK AND DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS

SECOND AMENDED AND RESTATED PLAN EFFECTIVE NOVEMBER 6, 2009

ARTICLE I PURPOSES

The purpose of the Energy Partners, Ltd. Stock and Deferral Plan for Non-Employee Directors (the “Plan”) is to provide a means by which non-employee directors (“Directors”) of Energy Partners, Ltd. (the “Company”) may defer all or a portion of the compensation and fees the Directors have received for their service to the Company as Directors. Such compensation and fees may be deferred in the form of cash or in the form of shares of the Company’s common stock (the “Shares”). The Plan was originally established September 12, 2000 and first amended and restated effective as of July 17, 2003.

ARTICLE II ADMINISTRATION OF THE PLAN

The administrator of the Plan (the “Plan Administrator”) shall be the Compensation Committee of the Board of Directors of the Company (the “Board”) or such other Board committee as may be designated by the Board to administer the Plan. Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt, amend and rescind such rules and regulations for the administration of the Plan as it may deem desirable. All determinations made by the Plan Administrator in connection with the Plan shall be final and binding upon all directors participating in the Plan and their beneficiaries and successors in interest. No member of the Plan Administrator may participate in any vote by the Plan Administrator on any matter materially affecting the rights of any such member under the Plan.

ARTICLE III PARTICIPATION IN THE PLAN

Each Director of the Board elected or appointed who is not otherwise an employee of the Company or any subsidiary (an “Eligible Director”) shall be eligible to participate in the Plan.

ARTICLE IV DIRECTORS’ FEES

1.	Fees.

Each Eligible Director shall be entitled to such Meeting Fees and Retainer Fees (collectively, the “Fees”) as shall be established from time to time by the Company. For purposes of this Plan, a “Meeting Fee” shall mean the cash compensation paid to the Director for his or her attendance at a Board meeting. For purposes of this Plan, a “Retainer Fee” shall include all other fees paid to the

Director for his or her services to the Company as a Director, including, but not limited to “Cash Retainer Fees” such as annual fees and committee service fees, and “Equity Retainer Fees” such as equity-based compensation or incentive awards.

2.	Default Payment Form.

In the event an Eligible Director does not execute an annual election form as described in Article V, (a) all Meeting Fees shall be payable in cash at such times as the Company shall determine, (b) all Cash Retainer Fees shall be payable in cash at such times as the Company shall determine, and (c) all Equity Retainer Fees shall be payable in Shares at such times as the Company shall determine.

3.	Market Value per Share Determinations.

In the event that an Eligible Director has elected to defer his or her Fees in an account in the form of Phantom Shares (defined below), the number of Phantom Shares that an Eligible Director shall have credited to his or her applicable account shall be determined by dividing the dollar amount of the Fees to be deferred by the market value per share of a Share on the last business day before the determination date. For purposes of this Plan, such “Market Value per Share” shall have the same meaning as such term is defined in the Company’s 2009 Long Term Incentive Plan, as amended from time to time (the “LTIP”).

ARTICLE V ELECTION TO DEFER

On or prior to December 31st of the calendar year immediately preceding the calendar year to which such Fees shall be earned by the Director (or with respect to an individual who first becomes an Eligible Director during a calendar year, on or before the date that is 30 days following the date the individual has become an Eligible Director), each Eligible Director may elect to have the receipt of all or a specified portion of his or her Retainer Fees or Meeting Fees deferred for a period permitted by Article VII. A deferral election pursuant to this Article V shall be irrevocable and shall be made on a form prescribed by the Plan Administrator, which shall govern the amount deferred, the form and timing of its payment, and any other election decisions the deemed necessary or appropriate by the Plan Administrator for the Eligible Director to make. Separate elections may be made with respect to Retainer Fees and Meeting Fees. All Equity Retainer Fees deferred pursuant to a deferral election shall retain the terms and conditions to which the equity-based fee was originally granted, including, but not limited to, any vesting schedules or specific transfer restrictions. An Eligible Director’s deferral election shall apply only to Fees earned during the applicable calendar year or partial calendar year, as the case may be, after the date on which the irrevocable deferral election is submitted to the Plan Administrator. If an Eligible Director has not made a deferral election with respect to a calendar year, his or her Retainer Fees and Meeting Fees shall be payable in accordance with Article IV.

ARTICLE VI EARNINGS ALTERNATIVES FOR DEFERRALS

If an Eligible Director elects to defer all or any portion of his or her Retainer Fees and Meeting Fees pursuant to Article V, the amount deferred shall be credited to an account (“Account”) maintained on the books of the Company in the name of the Eligible Director. A separate subaccount shall be maintained for each calendar year reflecting the elections made by the Eligible Director with respect to the deferrals for that calendar year. With respect to deferrals of Fees, the amounts so deferred shall be adjusted for earnings equivalents in the following manner: (1) any portion of the Fees the Eligible Director has chosen to defer and receive settlement for in the form of Shares shall be adjusted pursuant to the Phantom Share Alternative described in Subsection A below, and (2) any portion of the Fees the Eligible Director has chosen to defer and receive settlement for in the form of cash shall be adjusted pursuant to the Interest Alternative described in Subsection B below.

A.	Phantom Share Alternative

Under the Phantom Share Alternative, the applicable portion of the Fees deferred by the Eligible Director shall be treated as if they were invested on the date that they are credited to the Eligible Director’s Account in a number of whole and fractional Shares (“Phantom Shares”) equal to the number of whole and fractional Shares that the Eligible Director would have been entitled to receive pursuant to Article IV if such Eligible Director had not made a deferral election with respect to such fees, or a number of Shares as determined according to the manner described in Section 3 of Article IV above. The portion of the Eligible Director’s Account treated as invested in Phantom Shares is hereinafter referred to as the “Phantom Share Account.” If any cash dividends are paid on Shares during the deferral period, the Eligible Director’s Phantom Share Account shall also be credited with additional whole and fractional Phantom Shares determined by calculating the dividends that the Eligible Director would have received if his or her Phantom Shares were actual Shares (disregarding dividends on fractional Phantom Shares) and then dividing the amount of such dividends by the Market Value per Share on the dividend payment date. If any Share dividends are paid on Shares during the deferral period, the Eligible Director’s Phantom Share Account shall be credited with additional Phantom Shares equal to the number of Shares that the Eligible Director would have received as dividends if his or her Phantom Shares were actual Shares (disregarding dividends on fractional Phantom Shares). Neither an Eligible Director nor any beneficiary shall possess any rights of a stockholder of the Company with respect to Phantom Shares.

B.	Interest Alternative

Under the Interest Alternative, the applicable portion of the Fees deferred by the Eligible Director shall be credited during the deferral period with interest equivalents at the end of each calendar quarter (March 31, June 30, September 30, December 31) or such other periods as may be determined by the Plan Administrator from time to time. The Plan Administrator shall determine, in its sole discretion, the rate of interest to be used for this purpose and may at any time and from time to time change such rate; provided, however, all deterinations made by the Plan Administrator for these purposes shall be done in such a manner to avoid any penalty taxes pursuant to the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto. The portion of the Eligible Director’s Account as to which this Interest Alternative shall be applicable is hereinafter referred to as the “Interest Account.”

ARTICLE VII PAYMENT OPTIONS FOR DEFERRALS

By written irrevocable election made at the time of each deferral election, an Eligible Director must select (1) the date on which payment of his or her Account with respect to the deferrals covered by that election is to commence, (2) the form of payment, and (3) a beneficiary. The available options in this regard are described below:

A.	Date on Which Payment Will Commence

An Eligible Director may elect any of the following payment commencement dates:

(i) the date of his or her cessation of service as a member of the Board of Directors for any reason,

(ii) a specified date at least one year after the date on which payment would have been made in the absence of a deferral election, or

(iii) the earlier of (i) and (ii) above.

B.	Form of Payment

An Eligible Director may elect any of the following payment options:

(i) a lump sum distribution, or

(ii) payments in annual installments over a period of years which shall be specified in the Eligible Director’s deferral election.

If the Eligible Director elects payments in installments, the amount of each installment shall be equal to the amount in the Eligible Director’s Account on the valuation date immediately preceding the payment date for the applicable installment divided by the number of installments remaining to be paid (including the applicable installment) (subject, in the case of the Phantom Share Account, to adjustments for fractional shares as described in Article VIII).

C.	Beneficiary Designation

An Eligible Director shall designate a beneficiary or beneficiaries to receive payments in the event of the Eligible Director’s death. Such beneficiary designation shall be made on a form prescribed by the Plan Administrator and shall be submitted to the Plan Administrator. Such beneficiary designation may be changed by the Eligible Director at any time by submitting a new beneficiary designation form to the Plan Administrator. If no effective beneficiary designation is in effect at the time of an Eligible Director’s death, the Eligible Director’s beneficiary shall be the Eligible Director’s estate. The Eligible Director’s elections pursuant to this Article VII may include separate elections as to the payment commencement date and form of payment to be applicable in the event of the Eligible Director’s death.

ARTICLE VIII PAYMENT OF DEFERRED AMOUNTS

1.	Time of Payment.

If an Eligible Director has made a deferral election pursuant to Article V, his or her Account shall be paid out in the form elected by the Eligible Director pursuant to Article VII commencing no later than 30 days after the date elected by the Eligible Director pursuant to Article VII. Such payments shall be made to the Eligible Director or, in the event of his or her death, to his or her beneficiary determined pursuant to Section 3 of Article VII.

2.	Form of Payment.

All payments from the Eligible Director’s Interest Account shall be paid in cash. With respect to a payment from the Eligible Director’s Interest Account, the amount to be paid in a lump sum or in any installment shall be determined based on the value of the Eligible Director’s Interest Account as of the valuation date established by the Plan Administrator preceding the payment date. All payments from the Eligible Director’s Phantom Share Account shall be paid in Shares.

3.	Source of Shares and Relationship to LTIP.

All Fees that are payable in the form of Shares shall be distributed pursuant to the Company’s LTIP. In addition to the terms and conditions imposed on the Shares pursuant to this Plan, all Shares issued pursuant to the LTIP will be subject to any additional restrictions, terms or conditions imposed generally on the issuance of the Company’s Shares pursuant to the LTIP.

4.	Share Calculations.

The number of Shares that an Eligible Director shall receive as settlement of any portion of his or her Account shall be equal in number to the number of whole Phantom Shares credited to the Eligible Director’s applicable Account for which the payment is to be made and disregarding fractional shares except in the case of a lump sum distribution or the final installment payment. In the case of such a lump sum distribution or final installment payment, the fractional Phantom Share shall be paid in cash in an amount equal to the applicable fraction of the Market Value per Share of a Share as of the valuation date established by the Plan Administrator preceding the payment date.

ARTICLE IX UNFUNDED OBLIGATION, ANTI-ALIENATION

1.	Unfunded Obligation

Benefits provided by this Plan shall be payable from the general assets of the Company. The Company may create reserves, funds and/or provide for amounts to be held in trust to fund such benefits on its behalf, although title to and beneficial ownership of any asset which the Company may reserve to meet its contingent obligation hereunder shall remain in the Company, and no Eligible Director or beneficiary shall acquire any property interest in any specific asset of the Company. No fiduciary relationship shall be created hereunder. The right of any Eligible Director or beneficiary to receive a payment hereunder shall not be greater than that of an unsecured general creditor of the Company. This Plan constitutes a mere promise of the Company to make payments at the times and in the manner set forth in this Plan.

2.	Anti-alienation

A. No benefit payable under this Plan shall be subject in any manner to anticipation, alienation, assignment, sale, transfer, pledge or encumbrance of any kind, garnishment, attachment, execution, sequestration, levy or other legal or equitable process, and any attempt to do so shall be void and of no force and effect.

B. Notwithstanding anything to the contrary in the above paragraph A of this Section 2, the Company may consent to the transfer, assignment or pledge by an Eligible Director of any benefit under this Plan by providing such Eligible Director with a written consent that has been duly authorized and consented to by the Company. Such transfer, assignment or pledge shall be a valid transfer, assignment or pledge of all rights and privileges held by the Eligible Director, including the right to receive Shares, under the Plan; provided, however, that with respect to any such transfer, assignment or pledge involving Shares, such a transfer, assignment or pledge shall also be compliant with any anti-alienation provisions contained in the LTIP or an applicable individual award agreement thereunder.

ARTICLE X LIMITATION AS TO DIRECTORSHIP

Neither the Plan nor any action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a director for any period of time or at any particular rate of compensation.

ARTICLE XI CAPITAL ADJUSTMENTS

In the event of a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board shall make such adjustments as it deems appropriate, if any, in the number of outstanding Phantom Shares and in the kind of securities with respect to which the Phantom Shares relate.

ARTICLE XII EXPENSES OF THE PLAN

All costs and expenses of the adoption and administration of the Plan shall be borne by the Company; none of such expenses shall be charged to any Eligible Director.

ARTICLE XIII EFFECTIVE DATE OF THE PLAN

This second amended and restated Plan shall be dated as of October 1, 2009 and shall be effective upon approval of the Board.

ARTICLE XIV TERMINATION AND AMENDMENT OF THE PLAN

The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that no such amendment, termination or suspension may, without the Eligible Director’s consent, impair the rights of such Eligible Director as to amounts deferred by such Eligible Director prior to the date of such amendment, termination or suspension.

ARTICLE XV GOVERNING LAW

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of Delaware without giving effect to principles of conflicts of laws.